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                                Compu-DAWN, Inc.
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                                                   For the Year Ended
                                                                                      December 31,
                                                                                 1998            1997
                                                                                 ----            ----

NET INCOME (LOSS):
          Continuing operations                                               $    22,544       $(1,499,349)
          Discontinued operations                                              (2,806,096)       (2,937,396)
                                                                              ------------       -----------

                                                                              $(2,783,552)    $  (4,436,745)
                                                                              ===========        ==========

BASIC INCOME (LOSS) PER COMMON SHARE:

          Continuing operations                                                   $  0.01       $    (0.66)
          Discontinued operations                                                   (0.96)           (1.29)
                                                                                   -------           ------
                                                                                  $ (0.95)      $    (1.95)
                                                                                   =======        =========

DILUTED INCOME (LOSS) PER COMMON SHARE:

          Continuing operations                                                   $  0.01        $   (0.66)
          Discontinued operations                                                   (0.74)           (1.29)
                                                                                  --------        ---------
                                                                                  $ (0.73)       $   (1.95)
                                                                                 =========        =========

WEIGHTED AVERAGE OF BASIC COMMON SHARES OUTSTANDING                             2,937,724         2,270,047
                                                                                =========        ==========

WEIGHTED AVERAGE OF DILUTED COMMON SHARES OUTSTANDING                           3,814,259        2,270,047
                                                                                =========        ==========



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                                                        - Exhibit 11 -
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